UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2011
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street New York, NY	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On October 21, 2011, the Company announced the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (as amended or modified, the “Merger Agreement”), dated as of July 30, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), Radio Network Holdings, LLC, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Verge Media Companies, Inc., a Delaware corporation (“Verge”). As described below in Item 2.01 of this Current Report on Form 8-K, Verge merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). As part of the Merger, the Company entered into the following material definitive agreements:
New Credit Agreements
On October 21, 2011, in connection with the consummation of the Merger, the Company, as borrower, entered into (a) a First Lien Credit Agreement, dated as of October 21, 2011, with General Electric Capital Corporation, as administrative agent and collateral agent, ING Capital LLC, as syndication agent, and the lenders party thereto from time to time (the “New First Lien Credit Agreement”) and (b) a Second Lien Credit Agreement, dated as of October 21, 2011, with Cortland Capital Market Services LLC, as administrative agent and collateral agent, and Macquarie Capital (USA), Inc., as syndication agent, and the lenders party thereto from time to time (the “New Second Lien Credit Agreement” and, together with the New First Lien Credit Agreement, the “New Credit Agreements”).
General Terms
The New First Lien Credit Agreement provides for (i) a term loan in an aggregate principal amount of $155 million (the “New First Lien Term Loan Facility”), (ii) a $25 million revolving credit facility, $5 million of which is available for letters of credit (the “New First Lien Revolving Credit Facility” and, together with the New First Lien Term Loan Facility, the “New First Lien Credit Facilities”) and (iii) an uncommitted incremental facility in the amount of up to $25 million, of which $10 million may be used to increase the amount of the New First Lien Revolving Credit Facility. The New Second Lien Credit Agreement provides for a term loan in an aggregate principal amount of $85 million (the “New Second Lien Term Loan Facility” and, together with the New First Lien Term Loan Facility, the “New Term Loan Facilities”; the New Term Loan Facilities collectively with the New First Lien Revolving Credit Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the New Term Loan Facilities was drawn, $9.6 million in revolving loans were drawn, and approximately $2.02 million of letters of credit were either rolled into the New First Lien Credit Facilities or issued in order to backstop existing letters of credit under the Company’s or Excelsior Radio Networks, LLC’s prior credit agreement, both of which were repaid as of the consummation of the Merger.
The New First Lien Revolving Credit Facility has a five-year maturity. The New First Lien Term Loan Facility has a five-year maturity. The New Second Lien Term Loan Facility has a five-year nine-month maturity. The principal amount of the New First Lien Term Loan Facility amortizes in quarterly installments equal to 2.5% of the original principal amount of the New First Lien Term Loan Facility and increasing by 2.5% per year for the first four and three-quarter years, with the balance payable at maturity. The entire amount of the New Second Lien Term Loan Facility is payable at maturity.
Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from certain sales or other dispositions of assets (including as a result of casualty or condemnation) by the Company or any of its subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by the Company or any of its subsidiaries (other than indebtedness permitted by the New Credit Agreements); and (c) beginning with the first full fiscal year after the closing date (2012), 75% of annual excess cash flow of the Company. Unless the lenders under the New First Lien Credit Facilities waive mandatory prepayments, no prepayments are required under the Second Lien Term Loan Facility until the New First Lien Credit Facilities have been repaid in full.

Interest Rate
As of the closing date, at the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 (519) Selected Interest Rates as the “bank prime loan” rate or if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the administrative agent under the New First Lien Credit Facilities) or any similar release by the Federal Reserve Board (as determined by the administrative agent under the New First Lien Credit Facilities) in the case of the New First Lien Credit Facilities, or the prime lending rate as set forth on the British Banking Association Telerate Page 5, in the case of the Second Lien Term Loan Facility, as applicable, (b) the federal funds effective rate plus 0.50% and (c) (x) a Eurodollar rate applicable for an interest period of one month plus (y) 1.00%, in each case, plus an applicable margin or (ii) a Eurodollar rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin. As of the closing date, the New First Lien Credit Facilities have applicable margins equal to 5.50%, in the case of base rate loans, and 6.50%, in the case of the Eurodollar rate for Eurodollar rate loans, and the New Second Lien Term Loan Facility has applicable margins equal to 10.50%, in the case of base rate loans, and 11.50%, in the case of Eurodollar rate loans. Borrowings under (a) the New First Lien Credits Facilities will be subject to a floor of 1.50% in the case of Eurodollar loans and (b) the New Second Lien Term Loan Facility will be subject to a floor of (i) 2.50% in the case of the base rate for base rate loans and (ii) 1.50% in the case of the Eurodollar rate for Eurodollar loans.
Covenants
The New Credit Agreements contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into certain speculative hedging arrangements; enter into negative pledge clauses and clauses restricting subsidiary distributions; change their lines of business; and change their accounting fiscal year, name or jurisdiction of organization. The affirmative and negative covenants in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.
In addition, under the New Credit Agreements, the Company will be required to maintain a specified minimum consolidated interest coverage ratio and not exceed a specified maximum consolidated leverage ratio.
Events of Default
The New Credit Agreements contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of the other covenants set forth in the New First Lien Credit Agreement or the New Second Lien Credit Agreement, as applicable; cross-default to material indebtedness; bankruptcy events; material unsatisfied judgments; actual or asserted invalidity of any guarantee, security document or subordination provisions; non-perfection of the security interest on a material portion of the collateral; and change of control. The events of default in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks. If an event of default occurs and is continuing, the lenders may accelerate amounts due under the New Credit Agreements and exercise other rights and remedies.

Guaranty Agreements
In connection with the New First Lien Credit Facilities, the Company and certain of its subsidiaries (the “Subsidiary Guarantors”) entered into a Guaranty and Security Agreement (the “First Lien Guaranty and Security Agreement”), dated as of October 21, 2011 in favor of General Electric Capital Corporation as administrative agent and collateral agent. Upon the consummation of the Merger, pursuant to the First Lien Guaranty and Security Agreement, the Subsidiary Guarantors guaranteed amounts borrowed under the New First Lien Credit Facilities. Additionally, amounts borrowed under the New First Lien Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New First Lien Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions). In connection with the New Second Lien Term Loan Facility, the Company and the Subsidiary Guarantors entered into a Guaranty and Security Agreement (the “Second Lien Guaranty and Security Agreement”), dated as of October 21, 2011 in favor of Cortland Capital Market Services LLC, as administrative agent and collateral agent. The terms of the Second Lien Guaranty and Security Agreement, the guaranty therein, and the second priority security interest granted thereby, are substantially similar to the terms of the First Lien Guaranty and Security Agreement, each of which are subject to the terms of an intercreditor agreement between General Electric Capital Corporation, ING Capital LLC, Cortland Capital Market Services LLC, the Company and its subsidiaries who are guarantors.
The foregoing descriptions of the New First Lien Credit Agreement, the First Lien Guaranty and Security Agreement, the New Second Lien Credit Agreement, and the Second Lien Guaranty and Security Agreement are qualified in their entirety by reference to the New First Lien Credit Agreement, the First Lien Guaranty and Security Agreement, the New Second Lien Credit Agreement, the Second Lien Guaranty and Security Agreement attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, which are incorporated herein by reference.
Registration Rights Agreement
On October 21, 2011, the Company, Gores Radio Holdings, LLC (“Gores”) and Triton Media Group, LLC (“Triton”) entered into a Registration Rights Agreement, dated as of October 21, 2011 (the “Registration Rights Agreement”). The Registration Rights Agreement sets forth certain rights of Gores and Triton with respect to their Class A Common Stock of the Company, par value $0.01 per share (“Class A Common Stock”) (including Class A Common Stock received upon the conversion of Class B Common Stock of the Company (“Class B Common Stock”)). A description of the Registration Rights Agreement was previously filed under the caption “Registration Rights Agreement” in the Company’s Information Statement on Schedule 14C (File No. 001-14691) filed with the Securities and Exchange Commission on September 22, 2011 (the “Information Statement”) and is incorporated by reference into this Item 1.01.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement attached as Exhibit 10.5 hereto, which is incorporated herein by reference.
Amended and Restated Investor Rights Agreement
The Company, Gores and certain investors previously entered into an Investor Rights Agreement, dated as of April 23, 2009 (as amended by that certain Third Amendment to Securities Purchase Agreement and First Amendment to Investor Rights Agreement, dated as of August 17, 2010, the “Investor Rights Agreement”). On October 21, 2011, the Company, Gores, and certain investors entered into an Amended and Restated Investor Rights Agreement (the “A&R Investor Rights Agreement”). Among other things, the A&R Investor Rights Agreement amended and restated the Investor Rights Agreement to remove the right of former lenders under the Securities Purchase Agreement, dated as of April 23, 2009, between the Company, Gores and other holders of the Company’s then outstanding senior notes, to nominate one independent director to the board of directors of the Company (the “Board”).

The foregoing description of the A&R Investor Rights Agreement is qualified in its entirety by reference to the A&R Investor Rights Agreement attached as Exhibit 10.6 hereto, which is incorporated herein by reference.
Amendment to Merger Agreement
On October 21, 2011, the Company, Merger Sub and Verge entered in a letter agreement (the “Merger Agreement Amendment”) to amend the definitions of certain terms contained in the Merger Agreement.
The foregoing description of the Merger Agreement Amendment is qualified in its entirety by reference to the Merger Agreement Amendment attached as Exhibit 10.7 hereto, which is incorporated herein by reference.
Amendment to Indemnity and Contribution Agreement
The Company, Gores, Verge and Triton previously entered into an Indemnity and Contribution Agreement, dated as of July 30, 2011 (the “Original Indemnity and Contribution Agreement”). On October 21, 2011, the Company, Gores, Verge and Triton entered in Amendment No. 1 to the Indemnity and Contribution Agreement (the “Indemnity and Contribution Agreement Amendment”) to amend the treatment of certain payments under the Original Indemnity and Contribution Agreement.
The foregoing description of the Indemnity and Contribution Agreement Amendment is qualified in its entirety by reference to the Indemnity and Contribution Agreement Amendment attached as Exhibit 10.8 hereto, which is incorporated herein by reference.
The information set forth under Item 3.03 below is incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
Credit Agreement
As of October 21, 2011, in connection with the consummation of the Merger, the Company terminated the Credit Agreement (as amended, the “Credit Agreement”), dated as of April 23, 2009, between the Company and Wells Fargo Capital Finance, LLC (formerly Wells Fargo Foothill, LLC). Pursuant to the Credit Agreement, the Company had a $20 million revolving line of credit (which included a $2 million letter of credit sub-facility) on a senior unsecured basis and a $20 million unsecured non-amortizing term loan, both of which had a maturity date of July 15, 2012.
Additional Agreements
As of October 21, 2011, in connection with the consummation of the Merger, the following additional agreements were also terminated: (i) the Purchase Agreement, dated as of February 27, 2008, between the Company and Gores, pursuant to which Gores previously completed the purchase of certain equity interests of the Company; (ii) the Registration Rights Agreement, dated as of March 3, 2008, between the Company and Gores; (iii) the Purchase Agreement, dated as of April 23, 2009, between the Company and Gores, pursuant to which Gores completed previously the purchase of certain equity interests of the Company; (iv) the Securities Purchase Agreement, dated as of April 23, 2009, between the Company, Gores and other holders of the Company’s then outstanding senior notes, due to the satisfaction of the Company’s obligations to Gores and the other noteholders thereunder; and (v) the Purchase Agreement, dated as of August 17, 2010, between the Company and Gores, pursuant to which Gores previously completed the purchase of certain equity interests of the Company. Prior to the Merger, Gores was the majority shareholder of the Company.

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 21, 2011, pursuant to the Merger Agreement, Verge merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement and in connection with the Merger, each issued and outstanding share of previously existing Company common stock was reclassified and automatically converted into one share of Class A Common Stock without any further action on the part of the holders of Company common stock. In connection with the Merger, each outstanding share of common stock of Verge was automatically converted into and exchanged for the right to receive 6.838482776 shares of Class B Common Stock. The Company issued 34,237,638 shares of Class B Common Stock to Verge stockholders, representing approximately 59% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. No fractional shares of Class B Common Stock were issued in connection with the Merger and holders of fractional shares of Class B Common Stock received a whole share of Class B Common Stock in lieu thereof. In connection with the Merger, the Company also issued 9,691.374 shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) to Verge stockholders, as calculated in accordance with the Merger Agreement. In connection with the Merger and pursuant to a Letter Agreement, dated as of July 30, 2011, by and among the Company, Gores, certain entities affiliated with Oaktree Capital Management, L.P., and certain entities affiliated with Black Canyon Capital LLC (the “Letter Agreement”), the Company also issued $30 million in aggregate principal amount of Senior Subordinated Unsecured PIK Notes (the “PIK Notes”) to Gores, certain entities affiliated with Oaktree Capital Management, L.P., and certain entities affiliated with Black Canyon Capital LLC.
On October 24, 2011, the Company’s ticker symbol was changed from “WWON” to “DIAL,” and the Company’s common stock continues to be traded on NASDAQ Global Market.
The Merger constitutes a “reverse merger” for accounting purposes, with Verge being treated as the acquirer. Accordingly, the pre-acquisition consolidated financial statements of Verge will be treated as the historical financial statements of the Company going forward and will be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.
The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2011, and which is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.
Section 3 Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
The Class A Common Stock issued in connection with the Reclassification (as defined in Item 3.03 below) was issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The Class B Common Stock and Series A Preferred Stock issued pursuant to the Merger Agreement and the PIK Notes issued pursuant to the Letter Agreement have not been registered under the Securities Act pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

The information set forth in Item 2.01 above is hereby incorporated into this Item 3.02 by reference.
Item 3.03 Material Modification to Rights of Security Holders.
In connection with and immediately prior to the consummation of the Merger, on October 21, 2011, the Company filed an amended and restated certificate of incorporation of the Company (the “Restated Charter”) and the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of the Company (the “Series A Preferred Certificate of Designation”).
The Restated Charter authorized two classes of common stock, par value $0.01 per share, of the Company. The classes of common stock designated are Class A Common Stock and Class B Common Stock. Upon the effectiveness of the Restated Charter, each issued and outstanding share of previously existing Company common stock was reclassified and automatically converted into one share of Class A Common Stock without any further action on the part of the holders of Company common stock (the “Reclassification”). The differences between the rights of holders of the Company’s previously existing common stock and Class A Common Stock include, among other differences, that holders of Class A Common Stock initially have the right to elect three of nine directors rather than the entire Board and that holders of Class A Common Stock, under certain circumstances, have a class vote to approve a sale of the Company for the first three years following the Merger. The Series A Preferred Certificate of Designation created a new Series A Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”).
In connection with and effective immediately prior to the consummation of the Merger, the amendment (the “Amendment”) to the Amended and Restated By-Laws of the Company (the “By-Laws”) was adopted to update the By-laws, including, without limitation, provisions regarding nominations of persons to serve on the Board, number of directors, composition of Board committees, transfers of stock, and amendments to the By-Laws.
Descriptions of the Restated Charter, the Series A Preferred Stock, and the Amendment were previously filed under the caption “The Recapitalization—The Restated Charter” in the Information Statement and are incorporated by reference into this Item 3.03.
The foregoing descriptions of the Restated Charter, the Amendment, and the Series A Preferred Stock are qualified in their entirety by reference to the Restated Charter, the Amendment, and the Series A Preferred Certificate of Designation, attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 4.1 hereto, respectively, which are incorporated herein by reference.
Section 5 Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.
Pursuant to the Merger described above, the Class B Common Stock held by Triton represents approximately 59% of the beneficial ownership and voting power in the Company and the right to elect a majority of the Board. As a result of Triton’s control of the Board and its ownership of securities of the Company representing a majority of its voting power, Triton has acquired control of the Company and, generally, has the power to control the outcome of matters submitted to stockholders requiring a majority vote.
The information set forth in Item 2.01 and Item 3.03 above is hereby incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Directors and Certain Officers.
On October 21, 2011, in connection with and effective as of the time of the Merger, Gregory Bestick, Andrew P. Bronstein, Scott M. Honour, Michael F. Nold, Emanuel Nunez, Joseph P. Page, and Ronald W. Wuensch resigned their positions as directors of the Company. Emanuel Nunez and Ronald W. Wuensch served on the Audit Committee of the Board. Michael F. Nold, Emanuel Nunez and Mark Stone served on the Compensation Committee of the Board.
On October 21, 2011, in connection with and effective as of the time of the Merger, in connection with Spencer Brown and Hiram Lazar being appointed as CEO and CFO, respectively, of the Company (post-Merger) Roderick Sherwood resigned his position as President and Chief Financial Officer of the Company and Ed Mammone resigned as Senior Vice President, Finance and Principal Accounting Officer.
(c) Appointment of Certain Officers.
On October 21, 2011, at a meeting of the Board, the Board appointed Spencer Brown Chief Executive Officer of the Company, appointed Hiram Lazar Chief Financial Officer of the Company and appointed Neal Schore Chairman of the Board of the Company.
Spencer Brown, age 46, is currently the Chief Executive Officer of Excelsior Radio Networks, LLC (also known as Triton Radio Networks) (“Excelsior”), the largest independent network radio company in the United States, and has served as Chief Executive Officer of it or its predecessor since 2003. He is also currently a director of Triton, the sole stockholder of Verge, and a director of the Company. In 2001, Mr. Brown led the investor group that formed the predecessor of Excelsior by acquiring various radio assets from Winstar Communications. Prior to this, Mr. Brown was a Senior Vice President at Franklin Capital Corporation (“Franklin”), a publicly traded business development corporation, where he initially served as general counsel and ultimately became responsible for sourcing and overseeing Franklin’s investment portfolio. Mr. Brown’s employment and compensation agreements for his current roles with the Company have not yet been determined by the Board. Mr. Brown’s appointment as Chief Executive Officer and director of the Company were made pursuant to the Merger Agreement.
Hiram Lazar, age 47, is the Chief Financial Officer and Secretary of Excelsior, and has held such positions at it or its predecessor since 2001. Prior to joining Excelsior’s predecessor, Mr. Lazar served as Chief Financial Officer of Franklin from 1999 to 2002 and as Controller of Lebenthal & Company, a municipal bond brokerage firm, from 1992 to 1999. Mr. Lazar’s employment and compensation agreements for his current role with the Company have not yet been determined by the Board. Mr. Lazar’s appointment as Chief Financial Officer of the Company was made pursuant to the Merger Agreement as an appointee of Verge.
Neal Schore, age 42, is the founding President and Chief Executive Officer of Triton, and has held such positions at it or its predecessors since its predecessor’s founding in August 2006. Mr. Schore has over 20 years of media experience as a principal and operating executive. Mr. Schore previously served as Managing Partner and CEO of Midway Marketing Group, LLC, a media advisory firm servicing the private equity community to build, expand, finance and manage media operations throughout the United States. Mr. Schore also served as the founding President of Brite Media Group and has held several other entrepreneurial executive positions. Mr. Schore’s compensation and employment agreements for his current role with the Company will be finalized at a later date and separately described. Mr. Schore’s appointment as director of the Company was made pursuant to the Merger Agreement as an appointee of Verge.
Verge acts as an agent for the sale of airtime owned by Triton to third parties. Revenues recognized in respect of such activities since the beginning of the current fiscal year are approximately $700,000.

(d) Election of Directors.
Pursuant to the Merger Agreement, the Company filed the Restated Charter which reduced the size of the Board from 11 members to 9 members.
On October 21, 2011, in connection with the Merger, the following individuals were elected by the Board to fill director vacancies:

Compensation
Director	Director Type	Audit Committee	Committee

Neal Schore	Class B Common Stock Director
Andrew Salter	Class B Common Stock Director		*
B. James Ford	Class B Common Stock Director
Jules Haimowitz (I)	Class B Common Stock Director	**	*
Peter Edward Murphy (I)	Class B Common Stock Director	*	*
Spencer Brown	CEO Director

*	indicates committee member

**	indicates committee chair

(I)	- Independent
Mr. Gimbel, Mr. Ming and Mr. Stone will serve as Class A Common Stock directors. Mr. Ming remains an independent director and member of the Audit Committee. Mr. Stone remains a member of the Compensation Committee. Mr. Schore was elected Chairman of the Board.
The information set forth in Item 3.03 above and the information set forth in Item 5.02(c) above with respect to Mr. Brown’s and Mr. Schore’s biographical information are hereby incorporated into this Item 5.02(d) by reference.
Andrew Salter currently serves as Senior Vice President of Oaktree Capital Management L.P. (“Oaktree”), the indirect parent of Triton and Verge. Prior to joining Oaktree in 2001, Mr. Salter was Director of Business Development at RiverOne Inc., a software company, where he worked primarily on acquisition strategy, fundraising and product development. Prior thereto, he was an Investment Banking Analyst at Donaldson, Lufkin and Jenrette. Mr. Salter’s appointment to the Board was made pursuant to the Merger Agreement as an appointee of Verge.
B. James Ford is a Managing Director of Oaktree, where he has worked since 1996. Mr. Ford is a co-portfolio manager of Oaktree’s Principal Opportunities Funds, which invest in controlling and minority positions in private and public companies. Prior to becoming portfolio manager, Mr. Ford led the group’s media and energy investing. Mr. Ford also serves on the boards of Exco Resources, Inc. and Crimson Exploration, Inc. as well as a number of private companies and not-for-profit entities. Previously, Mr. Ford served as a consultant at McKinsey & Co., an analyst at PaineWebber Incorporated, and as an asset manager and acquisitions analyst at National Partnership Investments Corp., a real estate investment firm. Mr. Ford’s appointment to the Board was made pursuant to the Merger Agreement as an appointee of Verge.
Jules Haimovitz is President of Haimovitz Consulting, a private media consulting firm. Mr. Haimovitz also served as Vice Chairman and Managing Partner of Dick Clark Productions, Inc., a producer of programming for television, cable networks, and syndicators, from 2002 to 2007. Mr. Haimovitz is currently a director of Blockbuster, Inc. and Infospace. Mr. Haimovitz’s career has also included experience serving in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., as CEO of Video Jukebox Network Inc., President and COO of Spelling Entertainment, Inc., President and COO of King World Productions and various executive positions at Viacom, Inc., including President of the Viacom Network Group. Mr. Haimovitz will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board. Mr. Haimovitz’s appointment to the Board was made pursuant to the Merger Agreement as an appointee of Verge.

Peter Murphy is the founder of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer business. He served as President of Strategy and Development at Caesars Entertainment Corporation from 2009 until 2011, as an operating partner at Apollo Global Management from 2007 to 2009 and as Senior Executive Vice President and Chief Strategic Officer of The Walt Disney Company from 1988 to 2007. Mr. Murphy will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board. Mr. Muphy’s appointment to the Board was made pursuant to the Merger Agreement as an appointee of Verge.
Verge acts as an agent for the sale of airtime owned by Triton to third parties. Revenues recognized in respect of such activities since the beginning of the current fiscal year are approximately $700,000.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The financial statements required by this Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 days from the date hereof.
(b) Pro forma financial information.
The unaudited pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 days from the date hereof.

(d) Exhibits.
The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Westwood One, Inc., as filed with the Secretary of State of the State of Delaware on October 21, 2011

3.2	First Amendment to the Amended and Restated By-Laws of Westwood One, Inc., dated as of October 21, 2011

4.1	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of Westwood One, Inc., as filed with the Secretary of the State of Delaware on October 21, 2011

10.1
First Lien Credit Agreement, dated as of October 21, 2011, with General Electric Capital Corporation, as administrative agent and collateral agent, ING Capital LLC, as syndication agent, and the lenders party thereto from time to time

10.2	Guaranty and Security Agreement, dated as of October 21, 2011, in favor of General Electric Capital Corporation as administrative agent and collateral agent

10.3
Second Lien Credit Agreement, dated as of October 21, 2011, with Cortland Capital Market Services LLC, as administrative agent and collateral agent, and Macquarie Capital (USA), Inc., as syndication agent, and the lenders party thereto from time to time

10.4	Second Lien Guaranty and Security Agreement, dated as of October 21, 2011, in favor of Cortland Capital Market Services LLC, as administrative agent and collateral agent

10.5	Registration Rights Agreement, dated as of October 21, 2011, by and among Westwood One, Inc., Gores Radio Holdings, LLC and Triton Media Group, LLC

10.6
Amended and Restated Investor Rights Agreement, dated as of October 21, 2011, by and among Westwood One, Inc., Gores Radio Holdings, LLC and the other investors signatory thereto and the parties executing a Joinder Agreement in accordance with the terms thereto

10.7	Letter Agreement, dated as of October 21, 2011, by and among Westwood One, Inc., Radio Network Holdings, LLC, and Verge Media Companies, Inc.

10.8
Amendment No. 1 to the Indemnity and Contribution Agreement, dated as of October 21, 2011, by and among Westwood One, Inc., Gores Radio Holdings, LLC, Verge Media Companies, Inc. and Triton Media Group, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: October 27, 2011	By:	/s/ David Hillman Name: David Hillman
Title: Executive Vice President